Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 2000 Stock Incentive Plan, 2004 Stock Plan and 2011 Equity Incentive Plan of Pandora Media, Inc. of our report dated April 1, 2011, with respect to the financial statements of Pandora Media, Inc. included in the Registration Statement (Form S-1 No. 333-172215) and related Prospectus of Pandora Media, Inc. filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

San Francisco, California

July 5, 2011